Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Enviro Cleanse Inc of our report dated January 18, 2013, relating to the financial statements of the quarter ended November 30, 2012.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

January 28, 2013